UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

HIGHWATER ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US Highway 14, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry Into a Material Definitive Agreement

On July 17, 2018 Highwater Ethanol, LLC (the "Company") and RPMG, Inc. ("RPMG") entered into a Member Corn Oil Marketing Agreement, (the "Agreement"). The terms of the Agreement become effective November 15, 2018. The Company and RPMG have a long standing relationship. The Company has an exclusive marketing agreement with RPMG for the purposes of marketing and distributing the Company's ethanol. The Company is an owner of Renewable Products Marketing Group, LLC (“RPMG LLC”), the parent entity of RPMG. Further, as an owner, the Company shares in the profits and losses generated by RPMG when it markets products for other producers who are not owners of RPMG LLC.

The Agreement provides that RPMG is the exclusive marketer of corn oil for the Company. In exchange for the exclusive marketing services the Company will pay a marketing fee to RPMG. The Company may immediately terminate the Agreement upon written notice to RPMG if: (1) RPMG fails on three (3) separate occasions within a 12-month period to purchase corn oil or market corn oil, as not otherwise excused under the Agreement; or (2) upon RPMG's insolvency. RPMG may immediately terminate the Agreement upon written notice to the Company if: (A) during any consecutive three (3) months the Company's actual production or inventory of any corn oil product at the plant varies by twenty (20%) or more from the monthly production and inventory estimates provided by the Company to RPMG (other than for reasons permitted under the Agreement); or (B) upon the Company's insolvency.

Item 1.02 Termination of a Material Definitive Agreement

On July 17, 2018, the Company terminated its Distillers Crude Corn Oil Marketing Agreement with CHS Inc., dated November 4, 2013, (the "CHS Agreement"). The termination of the CHS Agreement becomes effective November 14, 2018, or a mutually agreed upon earlier date.

The CHS Agreement is an exclusive distillers grains marketing agreement to market all the dried distillers grains the Company produces at its plant.

The CHS Agreement was terminated to streamline the Company's marketer arrangements, and to engage RPMG to exclusively market the Company's corn oil, of which the Company has an ownership interest. The CHS Agreement was terminated as mutually agreed upon by the Company and CHS.

There are no material early termination penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: July 20, 2018	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer